                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]  CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement                COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       CBT GROUP PUBLIC LIMITED COMPANY
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                       CBT GROUP PUBLIC LIMITED COMPANY

                       NOTICE OF ANNUAL GENERAL MEETING

  Notice is Hereby Given that the ANNUAL GENERAL MEETING of Shareholders of CBT Group Public Limited Company, a corporation organized under the laws of the Republic of Ireland (the "Company"), will be held at The Berkeley Court Hotel, Lansdowne Road, Dublin 4, Ireland on Tuesday, June 17, 1997 at 11:00 a.m. (the "Meeting") for the purpose of transacting the following business:

                               ORDINARY BUSINESS

  1. By separate resolutions to re-elect as directors the following persons who retire by rotation and, being eligible, offer themselves for re-election in accordance with the Company's Articles of Association.

      (A) Mr. William G. McCabe; and

      (B) Mr. John P. Hayes.

  2. To elect as a director Mr. James J. Buckley who was appointed during the year.

  3. To receive and consider the Report of the Directors and the Consolidated Financial Statements of the Company for the year ended December 31, 1996 and the Auditors' Report to the Members.

  4. To authorize the directors to fix the remuneration of the Company's auditors for the year ending December 31, 1997.

                               SPECIAL BUSINESS

  To consider and, if thought fit, to pass the following resolution, which resolution will be proposed as an ordinary resolution:

  5. THAT the 1994 Share Option Plan (the "1994 Plan") be and it is hereby amended to increase the total number of shares reserved for issuance thereunder by 464,905 Ordinary Shares and that the directors of the Company be and they are hereby authorized to do such acts and things as they may consider necessary or expedient to establish and carry into effect the increase in the number of shares available for issuance under the 1994 Plan.

To conduct any other ordinary business of the Company as may properly come before the Meeting.

                                          By Order of the Board

                                          /s/ Jennifer M. Caldwell

                                          Jennifer M. Caldwell
                                          Secretary

1st May, 1997

Registered Office:

Beech Hill
Clonskeagh
Dublin 4, Ireland

NOTES:

1. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

2. Those persons whose names appear in the Register of Members of the Company ("Members") on the date materials are dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment or postponement thereof. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting.

3. The Company, at the request of The Bank of New York, as Depositary for the Ordinary Shares underlying the American Depositary Shares, has set Tuesday, April 22, 1997 as the Record Date for the determination of holders of American Depositary Receipts representing such American Depositary Shares (collectively, the "ADS Holders") entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment or postponement thereof. ADS Holders may not vote at the Meeting; however, the Depositary has the right to vote all of the Ordinary Shares represented by American Depositary Shares, subject to certain limitations. Voting of the American Depositary Shares is more fully described in the Proxy Statement accompanying this Notice.

4. Members entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his or her place. A proxy need not be a shareholder of the Company. To be valid, proxy forms must be deposited with the Company's Registrars, AIB Bank, Registrars' & New Issue Department, Bankcentre, P.O. Box 954, Ballsbridge, Dublin 4, Ireland not later than 11:00 a.m. on Sunday, June 15, 1997. Completion of the proxy form does not preclude a Member from attending the Meeting and from voting thereat.

5. The Register of Directors' Interests and particulars of directors' transactions in the share capital of the Company and its subsidiary companies required to be kept under section 59 of the Companies Act, 1990 will be available for inspection at the Meeting. Otherwise it will be open for inspection at the Registered Office of the Company during normal business hours on any weekday (Saturdays, Sundays and Irish Public holidays excluded) from the date of this Notice until the date of the Meeting.


                            YOUR VOTE IS IMPORTANT

                 TO ENSURE YOUR REPRESENTATION AT THE MEETING,
        YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
       FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE-PREPAID
        ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING,
           YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

                       CBT GROUP PUBLIC LIMITED COMPANY
                                  BEECH HILL
                                  CLONSKEAGH
                               DUBLIN 4, IRELAND

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of CBT Group Public Limited Company (referred to herein as "CBT" or the "Company") for use at its Annual General Meeting of Shareholders to be held on Tuesday, June 17, 1997 at 11:00 a.m., local time (the "Annual General Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting. The Annual General Meeting will be held at The Berkeley Court Hotel, Lansdowne Road, Dublin 4, Ireland.

  These proxy solicitation materials (the "Proxy Statement") and the Report of the Directors and the Consolidated Financial Statements of the Company for the year ended December 31, 1996 and the Auditors' Report to the Members, were first mailed on or about May 1, 1997 to all Ordinary Shareholders entitled to attend and vote at the Annual General Meeting.

RECORD DATE FOR VOTING OF AMERICAN DEPOSITARY SHARES

  The Bank of New York, as the Registrar and Transfer Agent for the Company's American Depositary Shares ("ADSs"), as well as the Depositary for the Ordinary Shares represented by the ADSs (the "Depositary"), has fixed the close of business on Tuesday, April 22, 1997 (which date has been established as the record date by the Company) as the record date (the "Record Date") for the determination of holders of ADSs of the Company entitled to give instructions for the exercise of voting rights at the Annual General Meeting and any adjournment or postponement thereof.

  As of the Record Date, a total of 9,298,111 Ordinary Shares of IR37.5p each in the capital of the Company were issued and outstanding (or, 18,596,222 equivalent ADSs). Effective as of May 15, 1996, the Company split its ADSs such that each Ordinary Share of the Company that is deposited with the Depositary is now represented by two ADSs. The ADSs are quoted in the Nasdaq National Market under the symbol "CBTSY." As of the Record Date there were approximately 124 registered holders of ADSs. The Ordinary Shares represented by the ADSs are held by AIB Custodial Nominees Limited A/C BONY on behalf of the Depositary on the Register of Members of the Company.

  The Depositary has the right, subject to certain limitations set forth in the Deposit Agreements dated as of April 13, 1995 and November 30, 1995, both as amended and restated as of April 11, 1996, among the Company, the Depositary and the owners and beneficial owners of American Depositary Receipts representing ADSs (the "Deposit Agreements"), to vote all of the Ordinary Shares represented by ADSs. Under the terms of the Deposit Agreements, however, the Depositary is required to cast its votes with respect to those Ordinary Shares for which it receives instructions from the holders of the ADSs representing such Ordinary Shares in accordance with the instructions received. Holders of ADSs may not vote at the Annual General Meeting. See "Voting of ADSs."

QUORUM; VOTING OF ORDINARY SHARES

  Holders of Ordinary Shares of the Company whose names appear in the Register of Members ("Members") maintained by the Company's Registrars, AIB Bank, Registrars' & New Issue Department, Bankcentre, P.O. Box 954, Ballsbridge, Dublin 4, Ireland, on the date materials are dispatched to Members of the Company are entitled to receive notice of the Annual General Meeting or any adjournment or postponement thereof. In addition, Members on the date of the Annual General Meeting are entitled to attend and vote at the Annual General Meeting.

  The presence at the Annual General Meeting, either in person or by proxy, of three (3) persons entitled to vote at the Annual General Meeting, and who together hold not less than one-third of the voting share capital of the Company in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. Abstentions will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions will have no effect on the outcome of the voting as they will not be considered as votes cast with respect to any matter.

  Voting at the Annual General Meeting will be by a show of hands unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote. However, no individual shall have more than one vote and, on a poll, each shareholder shall have one vote for each share of which he or she is the holder. Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any other vote he may have. A proxy has the right to demand or join in demanding a poll. On a poll, a person entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way. If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the Ordinary Shares represented thereby in accordance with such choice. If no choice is specified, the shares will be voted for each proposal set forth in the accompanying Notice of Annual General Meeting, as more fully described in this Proxy Statement, and in the discretion of the proxyholders as to any other matter to properly come before the Annual General Meeting.

VOTING OF ADSs

  Under the terms of the Deposit Agreements, whenever the Depositary receives notice of any meeting of holders of Ordinary Shares, the Depositary is required to fix a record date, which shall be the record date, if any, established by the Company for such purpose or, if different, as close thereto as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreements.

  Upon receipt of notice of any meeting of the Company or the solicitation for consents or proxies from the holders of Ordinary Shares, the Depositary is required, if so requested in writing by the Company, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of the Depositary, containing (a) the information contained in the notice of meeting received by the Depositary from the Company; (b) a statement that the owners of ADSs as at the close of business on a specified record date are entitled (subject to any applicable provisions of Irish law and of the Memorandum and Articles of Association of the Company) to instruct the Depositary as to the exercise by the Depositary of the voting rights, if any, pertaining to the number of Ordinary Shares represented by their respective ADSs; (c) a statement that owners of ADSs who instruct the Depositary as to the exercise of their voting rights will be deemed to have instructed the Depositary or its authorized representative to call for a poll with respect to each matter for which instructions are given, (subject to any applicable provisions of Irish law and of the Memorandum and Articles of Association of the Company); and (d) a statement as to the manner in which such instructions may be given (including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an owner of ADSs on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of Ordinary Shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to the Memorandum and Articles of Association of the Company and applicable Irish law, the Depositary will cause its authorized representative to attend each meeting of holders of Ordinary Shares and call for a poll as instructed in accordance with clause (c) above for the purpose of effecting such vote. The Depositary will not vote or attempt to exercise the rights to vote that attach to the Ordinary Shares other than in accordance with such instructions or deemed instructions.

  The Deposit Agreements provide that if no instructions are received by the Depositary from any owner of ADSs with respect to any of the Ordinary Shares represented by the ADSs on or before the date established by the Depositary for such purpose, the Depositary will deem such owner of ADSs to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Ordinary Shares and the Depositary will give a discretionary proxy to a person designated by the Company to vote such Ordinary Shares, under circumstances and according to the terms as set forth in the Deposit Agreements; provided, that no such instructions will be deemed given and no such discretionary proxy will be given when the Company notifies the Depositary (and the Company agrees to provide such notice as promptly as practicable in writing) that the matter to be voted upon is one of the following:

   (1) is a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14A promulgated by the U.S. Securities and Exchange Commission (the "Commission") pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act");

   (2) is the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by management (i.e. a contest);

   (3) relates to a merger or consolidation (except when the Company's proposal is to merge with its own wholly-owned subsidiary, provided its shareholders, dissenting thereto, do not have rights of appraisal);

   (4) involves rights of appraisal;

   (5) authorizes mortgaging of property;

   (6) authorizes or creates indebtedness or increases the authorized amount of indebtedness;

   (7) authorizes or creates preferred shares or increases the authorized amount of existing preferred shares;

   (8) alters the terms or conditions of any shares then outstanding or existing indebtedness;

   (9) involves the waiver or modification of preemptive rights (except when the Company's proposal is to waive such rights with respect to shares being offered pursuant to share option or purchase plans involving the additional issuance of not more than 5% of the Company's outstanding Ordinary Shares) (see Item (12) below);

  (10) alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share (except where cumulative voting provisions govern the number of votes per share for election of directors and the Company's proposal involves a change in the number of its directors by not more than 10% or not more than one);

  (11) changes the existing quorum requirements with respect to shareholder meetings;

  (12) authorizes the issuance of Ordinary Shares, or options to purchase Ordinary Shares, to directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding (when no plan is amended to extend its duration, the Company shall factor into the calculation the number of Ordinary Shares that remain available for issuance, the number of Ordinary Shares subject to outstanding options and any Ordinary Shares being added; should there be more than one plan being considered at the same meeting, all Ordinary Shares are aggregated);

  (13) authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of the average annual income of the Company before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring its costs above 10% of such average annual income before taxes (should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of:
       (i) retirement plans based on agreement or negotiations with labor unions (or which have been or are to be approved by such unions), and
       (ii) any related retirement plan for the benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of shareholders concurrently with such union-negotiated plan);

  (14) changes the purposes or powers of the Company to an extent which would permit it to change to a materially different line of business and it is the Company's stated intention to make such a change;

  (15) authorizes the acquisition of property, assets or a company, where the consideration to be given has a fair value of 20% or more of the market value of the previously outstanding shares of the Company;

  (16) authorizes the sale or other disposition of assets or earning power of 20% or more of those existing prior to the transactions;

  (17) authorizes a transaction not in the ordinary course of business in which an officer, director or substantial security holder has a direct or indirect interest; or

  (18) reduces earned surplus by 51% or more or reduces earned surplus to an amount less than the aggregate of three years' Ordinary Share dividends computed at the current dividend rate.

  Since each proposal to be acted upon at the Annual General Meeting is a matter for which the Depositary may deem that instruction has been given for the Depositary to give a discretionary proxy to a person designated by the Company where no instruction is received, the Depositary will give a discretionary proxy to a person designated by the Company to vote such Ordinary Shares for which no instruction has been given.

  The Depositary will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company, which are both (a) received by the Depositary as the holder of the Ordinary Shares and (b) generally made available to the holders of Ordinary Shares by the Company. The Depositary will also send to the owners of ADSs copies of such reports when furnished by the Company pursuant to the Deposit Agreements.

SOLICITATION OF PROXIES

  The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual General Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual General Meeting, will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees, including the Depositary in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual General Meeting and voting in person.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL GENERAL MEETING

  Subject to applicable laws, proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's next Annual General Meeting of Shareholders must be received by the Company at its offices located at 1005 Hamilton Court, Menlo Park, California 94025 no later than January 1, 1998 and satisfy the conditions established by the Commission in order that such proposals may be considered for possible inclusion in the Proxy Statement and form of proxy relating to that meeting.

                          PROPOSAL ONE(A) AND ONE(B)

                           RE-ELECTION OF DIRECTORS

  The Memorandum and Articles of Association of the Company, as amended (the "Articles"), provide that the Company may have up to a maximum number of ten
(10) directors, which number may be changed by resolution of the shareholders. There are currently seven (7) directors of the Company, one of whom was appointed during the year by the Board of Directors. As is customary for many Irish companies, the Company's Board of Directors typically consists of fewer than the maximum number of authorized directors. The Company believes that benefits are derived from having vacancies on the Board, particularly in the areas of attracting qualified board members and responding to shareholder concerns. Mr. John M. Fortune has advised the Company of his intention to resign from the Board of Directors of the Company with effect from the closing of the Annual General Meeting. In accepting Mr. Fortune's resignation, the Board of Directors unanimously commended him for his many contributions to the Company over the years.

  Proxies cannot be voted for a greater number of persons than the number of nominees named in Proposals 1(A) and 1(B). At each Annual General Meeting of Shareholders, approximately one-third (1/3) of the existing directors must retire by rotation; however, such director(s) are eligible for re-election and, if re-elected, shall serve until the next rotation and until his successor is elected and qualified or until such director's resignation, death or removal. Any director elected by the Board of Directors during the year, whether to fill a vacancy (including a vacancy created by an increase in the Board of Directors) or otherwise, must stand for re-election at the next Annual General Meeting of Shareholders. In accordance with the Articles, Mr. William G. McCabe and Mr. John P. Hayes, as the longest serving directors, must retire by rotation.

  Mr. McCabe, being eligible, offers himself for re-election.

PROPOSAL ONE(A) VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Ordinary Shares in the capital of the Company represented, in person or by proxy, and voting at the Annual General Meeting will be required to approve the re-election of Mr. McCabe. Unless otherwise instructed, the proxyholders will vote the proxies "FOR" the re-election of Mr. McCabe to the Company's Board of Directors.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                      A VOTE IN FAVOR OF PROPOSAL ONE(A).

  Mr. Hayes, being eligible, offers himself for re-election.

PROPOSAL ONE(B) VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Ordinary Shares in the capital of the Company represented, in person or by proxy, and voting at the Annual General Meeting will be required to approve the re-election of Mr. Hayes. Unless otherwise instructed, the proxyholders will vote the proxies "FOR" the re-election of Mr. Hayes to the Company's Board of Directors.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                      A VOTE IN FAVOR OF PROPOSAL ONE(B).

                                 PROPOSAL TWO

  As noted above, the Articles provide for a total of ten (10) directors. Mr. James J. Buckley was appointed to serve as the seventh director of the Company in October 1996. The Board of Directors is recommending that the shareholders elect Mr. Buckley to serve as the seventh member of the Board of Directors of the Company.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Ordinary Shares in the capital of the Company represented, in person or by proxy, and voting at the Annual General Meeting will be required to approve the election of Mr. Buckley. Unless otherwise instructed, the proxyholders will vote the proxies "FOR" the election of Mr. Buckley to the Company's Board of Directors.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                       A VOTE IN FAVOR OF PROPOSAL TWO.

                        INFORMATION REGARDING DIRECTORS

  The following table sets forth certain information as of the Record Date for the current directors of the Company, including the nominees to be re-elected at the Annual General Meeting, and the nominee for director of the Company:

   NAME                          AGE             POSITIONS WITH THE COMPANY
   ----                          ---             --------------------------
   William G. McCabe              40      Chairman of the Board
   James J. Buckley               46      Chief Executive Officer, President and
                                          Director
   Gregory M. Priest              33      Vice President, Finance, Chief Financial
                                          Officer, Assistant Secretary and Director
   John P. Hayes                  43      Group Financial Controller and Director
   Patrick J. McDonagh            45      Director
   John M. Grillos                55      Director
   John M. Fortune                43      Director

  William G. McCabe has been Chairman of the Board of the Company since September 1991. From September 1991 to December 1996, Mr. McCabe also served as Chief Executive Officer of the Company.

  James J. Buckley joined the Company as President and Chief Operating Officer in September 1996. In October 1996, Mr. Buckley was appointed to serve as a director of the Company, and in December 1996 he was appointed Chief Executive Officer of the Company. Prior to joining the Company, Mr. Buckley served as President, Apple Americas and Senior Vice President of Apple Computer, Inc. from November 1995 to April 1996, President, Apple USA from October 1993 to November 1995 and Vice President and General Manager for Apple USA's Higher Education Division from April 1992 to October 1993. Mr. Buckley also served in various sales, marketing and managerial positions at Apple Computer following his employment there in 1985.

  Gregory M. Priest has been the Vice President, Finance and Chief Financial Officer of the Company since December 1995. In June 1996, Mr. Priest was elected to serve as a director of the Company. From July 1990 to December 1995, Mr. Priest was an attorney with Wilson Sonsini Goodrich & Rosati, Professional Corporation, a private law firm representing technology companies, where he was elected to the partnership in 1995. From June 1989 to July 1990, Mr. Priest served as a law clerk to Justice Thurgood Marshall of the United States Supreme Court.

  John P. Hayes has been Group Financial Controller and a director of the Company since 1991. From 1987 to 1991, Mr. Hayes served as the Company's Financial Controller.

  Patrick J. McDonagh was a founding member of the Company and has been a director of the Company since September 1989. He has not taken an active role in the Company's management since 1991 and is currently a private investor.

  John M. Grillos has been a director of the Company since February 1994. Mr. Grillos is a Partner of ITech Partners, L.P., a venture capital partnership focused on very early stage information technology companies. Mr. Grillos has been employed by Robertson, Stephens & Company LLC, an investment banking firm, in its venture capital group, since 1988. Mr. Grillos is also a member of the Board of Directors of Summit Design, Inc.

  John M. Fortune has been a director of the Company since March 1990 and served as Vice President, Finance and Corporate Development and Chief Financial Officer of the Company from January 1995 until November 1995 and is currently a private investor. From April 1993 to January 1995, Mr. Fortune acted as a consultant to the Company for certain special financial and strategic projects. Prior to that period, Mr. Fortune was an Executive Director of the Company. Before joining the Company, Mr. Fortune was a Director of Corporate Finance with the Investment Bank of Ireland Limited.

  There are no family relationships among any of the directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors, which has an Audit Committee, Compensation Committee, Stock Option Committee and Non-Officer Stock Option Committee, held a total of four meetings during the financial year ended December 31, 1996 (the "Last Fiscal Year"). No incumbent director attended fewer than seventy-five percent (75%) of such meetings of the Board of Directors or committee thereof occurring during his tenure as a director or member of any committee of the Board of Directors.

  The Audit Committee currently consists of Messrs. McDonagh and Grillos. During the Last Fiscal Year, the Audit Committee held two meetings. The Audit Committee oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the Company's internal audits.

  The Stock Option Committee currently consists of Messrs. McDonagh and Grillos. During the Last Fiscal Year, the Stock Option Committee did not hold any formal meetings but took several actions by unanimous written consent. The Stock Option Committee administers the Company's employee share option plans, grants share options to officers of the Company and grants share options to non-officers of the Company in excess of 10,000 shares per grant. See "Board Compensation Committee and Stock Option Committee Report on Executive Compensation" in this Proxy Statement.

  In January 1996, the Board of Directors established the Non-Officer Stock Option Committee which consists of Messrs. McCabe and Hayes. During the Last Fiscal Year, the Non-Officer Stock Option Committee did not hold any formal meetings but took several actions by unanimous written consent. The Non-Officer Stock Option Committee grants share options which are less than 10,000 shares per grant to non-officers of the Company.

  The Compensation Committee currently consists of Messrs. McCabe, Fortune, Grillos and McDonagh. During the Last Fiscal Year, the Compensation Committee held two meetings. As a result of Mr. Fortune's decision to resign from the Board of Directors with effect from the date of the Annual General Meeting, the Compensation Committee will consist of Messrs. McCabe, Grillos and McDonagh. The Compensation Committee reviews and approves the compensation of executives of the Company and makes recommendations to the Board of Directors with respect to standards for setting compensation levels. See "Board Compensation Committee and Stock Option Committee Report on Executive Compensation" in this Proxy Statement.

  The Board of Directors does not have a Nominating Committee or any committee performing similar functions.

COMPENSATION OF DIRECTORS

  No director receives any cash compensation for his services as a member of the Board of Directors, although each director is reimbursed for his expenses in attending Board and related Committee meetings. Directors who serve on committees of the Board of Directors receive no additional compensation.

  On October 15, 1996, Mr. Grillos was granted an option to purchase a total of 3,750 Ordinary Shares (or, 7,500 ADSs) of the Company at an exercise price of $116.00 per Ordinary Share (or, $58.00 per ADS) under the Company's 1990 Share Option Scheme. The option vests as to one-third of the shares subject to the option on each of the first, second and third anniversaries of the date of grant.

                                 PROPOSAL FOUR

           AUTHORIZATION OF DIRECTORS TO FIX AUDITORS' REMUNERATION

  Ernst & Young have been the Company's independent auditors since September 10, 1993. The shareholders are now being requested to approve the authorization of the Company's Board of Directors to fix the remuneration of the Company's auditors for the year ending December 31, 1997.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Ordinary Shares in the capital of the Company represented, in person or by proxy, and voting at the Annual General Meeting will be required to authorize the directors to fix the remuneration of the Company's auditors. Unless otherwise instructed, the proxyholders will vote the proxies "FOR" the authorization of the directors to fix the remuneration of the Company's auditors.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                       A VOTE IN FAVOR OF PROPOSAL FOUR.

                                 PROPOSAL FIVE

         INCREASE IN NUMBER OF SHARES UNDER THE 1994 SHARE OPTION PLAN

  In November 1994, the Company's Board of Directors and its shareholders adopted and approved the 1994 Share Option Plan (the "1994 Plan"). The 1994 Plan currently provides for the issuance of up to 1,096,854 Ordinary Shares of the Company. On April 22, 1997, the Board of Directors approved, subject to receipt of shareholder approval, an amendment to the 1994 Plan increasing the total number of Ordinary Shares reserved for issuance thereunder to 1,561,759.

  At the Annual General Meeting, the shareholders are being requested to approve an amendment to the 1994 Plan to increase the number of shares reserved for issuance thereunder by 464,905 Ordinary Shares.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the Ordinary Shares in the capital of the Company represented, in person or by proxy, and voting at the Annual General Meeting will be required to approve the amendment to the 1994 Plan. Unless otherwise instructed, the proxyholders will vote the proxies "FOR" the amendment to the 1994 Plan increasing the total number of shares reserved for issuance thereunder by 464,905 Ordinary Shares.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                       A VOTE IN FAVOR OF PROPOSAL FIVE.

  As of March 31, 1997, options to purchase a total of 921,364 Ordinary Shares were outstanding and options to purchase 94,105 Ordinary Shares remained available for future grant (without giving effect to the increase in shares being presented to the shareholders for approval at the Annual General Meeting) under the 1994 Plan.

  The Company relies heavily on its 1994 Plan to attract and retain high quality executives and key personnel. Accordingly, the Board of Directors believes that it is in the Company's best interests to increase the number of shares reserved for issuance under the 1994 Plan so that the Company may continue to provide ongoing incentives to the Company's employees in the form of options to purchase the Company's Ordinary Shares in amounts consistent with past practices.

SUMMARY OF THE 1994 PLAN

  A description of the principal features of the 1994 Plan, as amended to date, is set forth below.

  General. The 1994 Plan permits the granting of options to purchase Ordinary Shares of the Company. Options granted under the 1994 Plan may be either "incentive share options," as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory share options. The purposes of the 1994 Plan are to attract and retain the best available personnel for the Company, provide additional incentive to current employees, consultants and directors of the Company and promote the success of the Company's business.

  Administration of the 1994 Plan. The 1994 Plan must be administered by either the Board of Directors or a committee appointed by the Board (the "Administrator"). The 1994 Plan is currently being administered by the Stock Option Committee of the Board of Directors and by a Non-Officer Stock Option Committee for certain smaller grants to non-officers. The interpretation and construction of any provision of the 1994 Plan by the Administrator are final and binding.

  Eligibility. The 1994 Plan provides that options may be granted to employees (including officers and directors who are also employees), consultants of the Company and its subsidiaries, and members of the Board of Directors of the Company. Incentive share options may be granted only to employees. The Administrator selects the participants and determines the number of shares to be subject to each option. As of December 31, 1996, there were approximately 481 full-time employees and 15 consultants eligible to receive share options under the 1994 Plan.

  Terms of Options. The terms of options granted under the 1994 Plan are determined by the Administrator. Each option is evidenced by a written agreement between the Company and the person to whom such option is granted, and is subject to additional terms and conditions set forth in the 1994 Plan.

  The exercise price of options granted under the 1994 Plan is determined by the Administrator and must not be less than 100% of the fair market value of the ADSs (which the option to purchase Ordinary Shares may be exercised into at the election of the optionee), in the case of incentive share options, and may be determined by the Administrator subject to applicable laws, in the case of nonstatutory share options, on the date the option is granted. Fair market value per share is based on the closing sales price of the ADSs as reported on the Nasdaq National Market on the last trading day prior to the date of grant. Incentive share options granted to shareholders owning more than 10% of the Company's outstanding shares are subject to the additional restriction that the exercise price must be at least 110% of the fair market value. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator and may include cash, check, promissory note or such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

  The Administrator determines when options become exercisable, provided that the optionee must generally earn the right to exercise the option by continuing to perform services for the Company. Options granted under the 1994 Plan expire ten years from the date of grant, unless a shorter period is provided in the notice of grant. No option may be exercised by any person after such expiration. In addition, incentive share options granted to shareholders owning more than 10% of the Company's outstanding shares may not have a term of more than five years. An option is non-transferable by the holder otherwise than by will or the laws of descent or distribution, and is exercisable during the holder's lifetime only by the optionee, or in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the holder.

  Adjustment and Change in Control. In the event any change is made in the Company's capitalization, such as a share split, combination or reclassification, appropriate adjustments shall be made to the purchase price and to the number of shares subject to the option. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such actions, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor, unless the Board determines in its discretion to accelerate the exercisability of such options.

  Amendment and Termination of the 1994 Plan. The Board may amend or terminate the 1994 Plan from time to time in such respects as it may deem advisable, provided that, to the extent necessary and desirable to comply with Section 422 of the Code or any other applicable law, rule or regulation, the Company shall obtain shareholder approval of any 1994 Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the 1994 Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1994 Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Board, which agreement must be in writing and signed by the optionee and the Company. The 1994 Plan will terminate in November 2004. Any options outstanding under the 1994 Plan at the time of its termination will remain outstanding until they expire by their terms.

TAX INFORMATION

  Options granted under the 1994 Plan may be either "incentive share options," as defined in Section 422 of the Code, or nonstatutory share options.

  If an option granted under the 1994 Plan is an incentive share option, an optionee who is subject to taxation under the Code with respect to the option will recognize no income upon grant of the incentive share option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive share option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Different rules for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any additional gain or any loss recognized on such a premature disposition of the shares will be characterized as long-term or short-term capital gain or loss.

  All other options which do not qualify as incentive share options are referred to as nonstatutory share options. An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory share option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes generally measured as the excess of the then fair market value of the shares purchased over the purchase price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as long-term or short-term capital gain or loss.

  THE FOREGOING BRIEF SUMMARY OF THE AFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO SHARES PURCHASED UNDER THE 1994 PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISION OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY OTHER THAN THE UNITED STATES IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE 1994 PLAN

  The grant of share options under the 1994 Plan to executive officers, including the officers named in the Summary Compensation Table contained in this Proxy Statement, is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future grants under the 1994 Plan. Accordingly, future grants are not determinable.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's equivalent ADSs as of March 31, 1997 by (a) each director and nominee for director, (b) each of the Named Executive Officers (as defined below in "EXECUTIVE COMPENSATION AND OTHER MATTERS--Summary Compensation Table"); (c) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's ADSs; and (d) all current directors and executive officers as a group. The number and percentage of shares beneficially owned is determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty (60) days of the Record Date through the exercise of share options or other rights. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares shown as beneficially owned.

  A total of 18,595,722 equivalent ADSs of the Company were issued and outstanding as of March 31, 1997.

                                                                    APPROXIMATE
                                                  EQUIVALENT ADSS   PERCENTAGE
      NAME OF PERSON OR IDENTITY OF GROUP        BENEFICIALLY OWNED    OWNED
      -----------------------------------        ------------------ -----------
Putnam Investments, Inc. (1)....................     2,412,256         13.0%
 One Post Office Square
 Boston, MA 02109
Standard Life Assurance Co. plc (2).............     1,170,000          6.3
 32/33 College Green
 Dublin 2, Ireland
William G. McCabe (3)...........................       699,998          3.6
Morten G. Weaver (4)............................       223,132          1.2
William A. Beamish (5)..........................        87,136            *
John M. Todd (6)................................        34,872            *
Gregory M. Priest(7)............................        18,150            *
John M. Grillos.................................         2,408            *
John P. Hayes (8)...............................         2,818            *
John M. Fortune.................................         1,484            *
James J. Buckley................................            --            *
Patrick J. McDonagh.............................            --            *
All current directors and executive officers as
a group (14 persons)(9).........................     1,341,860          6.9

--------
  * Less than 1%.

(1) All of such shares are represented by ADSs. Based on information contained in the Schedule 13G/A filed with the Commission for the fiscal year ended December 31, 1996 by Putnam Investment Management, Inc. ("PIM"), Putnam Advisory Company, Inc. ("PAC") and Putnam New Opportunities Fund ("Fund"), investment managers (together with their parent corporations, Putnam Investments, Inc. ("PI") and Marsh & McClennan Companies, Inc. ("MMC")). MMC does not have any sole voting power, shared voting power, sole dispositive power or shared dispositive power with respect to the shares. PI does not have any sole voting power, shared voting power or sole dispositive power with respect to the shares and has shared dispositive power with respect to all of the shares. PIM does not have any sole voting power, shared voting power and sole dispositive power with respect to the shares and has shared dispositive power with respect to 2,351,456 shares. PAC does not have any sole voting power, shared voting power or sole dispositive power with respect to the shares and has shared dispositive power with respect to 60,800 shares. Fund does not have any sole voting power, shared voting power or sole dispositive power with respect to the shares and has shared dispositive power with respect to 1,052,900 shares. The shares were acquired for investment purposes by such investment managers for certain of their advisory clients.

(2) These shares are registered in the name of Ulster Bank Dublin Nominees Limited.

(3) Represents 699,998 equivalent ADSs issuable upon the exercise of share options held by Mr. McCabe, which options are exercisable within sixty
    (60) days of April 22, 1997.

(4) Includes 33,537 equivalent ADSs issuable upon the exercise of share options held by Mr. Weaver, which options are exercisable within sixty
    (60) days of April 22, 1997.

(5) Includes 77,438 equivalent ADSs issuable upon the exercise of share options held by Mr. Beamish, which options are exercisable within sixty
    (60) days of April 22, 1997.

(6) Represents 34,872 equivalent ADSs issuable upon the exercise of share options held by Mr. Todd, which options are exercisable within sixty (60) days of April 22, 1997. Mr. Todd resigned his position as an executive officer of the Company effective March 31, 1997.

(7) Represents 18,150 equivalent ADSs issuable upon the exercise of share options held by Mr. Priest, which options are exercisable within sixty
    (60) days of April 22, 1997.

(8) Represents 2,818 equivalent ADSs issuable upon the exercise of share options held by Mr. Hayes, which options are exercisable within sixty (60) days of April 22, 1997.

(9) Includes 955,440 equivalent ADSs issuable upon the exercise of options held by current officers and directors of the Company as a group, which options are exercisable within sixty (60) days of April 22, 1997.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE OFFICERS

  In addition to Messrs. McCabe, Buckley, Priest and Hayes, the following persons were executive officers of the Company as of the Record Date:

               NAME              AGE               POSITION
               ----              ---               --------
   William A. Beamish..........   42    Vice President, Product Strategy and Development
   William B. Lewis............   41    Vice President, North American Sales
   Jeffrey N. Newton...........   42    Vice President, Business Development
   Gregory G. Olson............   43    Vice President, Marketing
   Morten G. Weaver............   35    Vice President, Pacific Rim Sales

  William A. Beamish has been Vice President, Product Strategy and Development of the Company since 1993. Mr. Beamish joined CBT Systems Ltd. ("CBT Ireland") in 1985 as a design consultant. He became head of product development in 1988 and Development Center Manager in 1990.

  William B. Lewis became Vice President, North American Sales of the Company in March 1997. From January 1996 until March 1997, Mr. Lewis served as the Company's Area Vice President of Sales for the southern region and served as Regional Vice President of Sales for the southern region from January 1994 to January 1996. Mr. Lewis joined the Company as a sales manager for the southern region in April 1992 and served in that capacity until January 1994.

  Jeffrey N. Newton became Vice President, Business Development of the Company in March 1997. From January 1996 until March 1997, Mr. Newton served as the Company's Area Vice President of Sales for the northern region and served as Regional Vice President of Sales for the northern region from January 1994 to January 1996. Mr. Newton joined the Company as a sales manager for the northern region in April 1992 and served in that capacity until January 1994.

  Gregory G. Olson has been Vice President, Marketing of the Company since December 1996. Prior to joining the Company, Mr. Olson served as Manager, Direct Marketing and Advertising for Apple Computer, Inc.'s America's Division from December 1995 to December 1996. Mr. Olson also served as Manager, Direct Marketing and Advertising for Apple Computer, Inc. in the United States from June 1994 to December 1995 and held various marketing and advertising managerial positions with Apple Computer, Inc. from July 1989 to June 1994.

  Morten G. Weaver was appointed Vice President, Pacific Rim Sales in January 1997. He served as Vice President, U.S. Sales of the Company from January 1992 to January 1997 and from January 1991 to January 1992, he served as CBT Systems USA Ltd's senior sales representative.

  Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected. There are no family relationships among the executive officers of the Company.

IMPORTANT NOTE ABOUT SHARE NUMBERS AND DOLLAR VALUES

  Effective May 15, 1996, the Company effected a two-for-one split of its ADSs, such that each ADS is now represented by one-half of one Ordinary Share of the Company. The share numbers in this section give effect to such ADS split unless otherwise noted. All references to "dollars" or "$" are to U.S. dollars unless otherwise noted.

SUMMARY COMPENSATION TABLE

  The following table discloses, for the Last Fiscal Year, compensation earned by each individual serving as the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Executive Officers") and compensation earned by the Named Executive Officers for the fiscal years ended December 31, 1995 and 1994:

                  ANNUAL COMPENSATION LONG-TERM COMPENSATION

                                                                    LONG-TERM
                                     ANNUAL COMPENSATION           COMPENSATION
                           --------------------------------------- ------------
                                                                    OPTIONS TO
   NAME AND PRINCIPAL                               OTHER ANNUAL   PURCHASE ADS    ALL OTHER
        POSITION           YEAR SALARY(1)  BONUS   COMPENSATION(2) EQUIVALENTS  COMPENSATION(3)
   ------------------      ---- --------- -------- --------------- ------------ ---------------
William G. McCabe(4)....   1996 $120,000  $380,000     $  --         200,000        $31,800
 Chairman of the Board     1995  120,000   410,000        --         250,000         32,080
                           1994  120,000   232,500        --          93,332         39,000

James J. Buckley(4).....   1996  125,618    50,000        --         485,000            --
 President, Chief
  Executive Officer and
  Director

Morten G. Weaver........   1996   69,835   194,196        --          36,500            --
 Vice President,           1995   66,000   252,907        --          30,000            --
 Pacific Rim Sales         1994   65,000   148,109        --          38,332            --

John M. Todd(5).........   1996   66,792   217,658        --          19,000          6,817
 European Sales Director   1995   66,172   137,586        --          30,000          6,630
                           1994   67,412    71,298        --          38,332          6,250

Gregory M. Priest(6)....   1996  125,000    89,250        --           5,000            --
 Vice President, Finance,  1995    5,208       --         --         160,000            --
 Chief Financial Officer
 and Director

William A. Beamish......   1996   80,000    85,000        --          25,000          6,360
 Vice President, Product   1995   70,000    91,000     34,449         30,000          6,980
 Strategy and Development  1994   70,000    72,345        --          26,666          6,380

--------
(1) Salary includes amount deferred pursuant to the Company's 401(k) plan.

(2) Includes $24,000 paid to Mr. Beamish for rental reimbursement in 1995.

(3) Represents $39,000 paid to Mr. McCabe; $6,250 paid to Mr. Todd; and $6,380 paid to Mr. Beamish in 1994, $32,080 paid to Mr. McCabe; $6,630 paid to Mr. Todd; and $6,980 paid to Mr. Beamish in 1995, and $31,800 paid to Mr. McCabe; $6,817 paid to Mr. Todd; and $6,360 paid to Mr. Beamish in 1996 pursuant to a defined contribution pension scheme.

(4) Mr. McCabe was the Chairman of the Board, Chief Executive Officer and President until September 1996, when he stepped down as President. In September 1996, Mr. Buckley joined the Company as President and Chief Operating Officer. In December 1996, Mr. Buckley became the Chief Executive Officer of the Company. Consequently, Mr. Buckley's compensation information is from September 1996 through December 1996.

(5) Mr. Todd resigned his position as an executive officer of the Company effective March 31, 1997.

(6) Mr. Priest joined the Company as Vice President, Finance and Chief Financial Officer in December 1995.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information with respect to options granted during the Last Fiscal Year to the Named Executive Officers:



                                           INDIVIDUAL GRANTS
                         ------------------------------------------------------ POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF                                              ASSUMED ANNUAL RATES OF
                         EQUIVALENT ADSs PERCENT OF TOTAL  EXERCISE             STOCK PRICE APPRECIATION FOR
                           OVER WHICH    OPTIONS GRANTED  PRICE PER                    OPTION TERM(1)
                          OPTIONS WERE   TO EMPLOYEES IN  EQUIVALENT EXPIRATION ------------------------------
NAME                      GRANTED(2)(3)  LAST FISCAL YEAR   ADS(4)      DATE          5%            10%
----                     --------------- ---------------- ---------- ---------- -------------- ---------------
William G. McCabe(5)....     200,000           13.1%       $22.625    1/16/06   $    2,845,748 $    7,211,685

James J. Buckley........     485,000           31.7          39.25    7/25/06       11,971,795     30,338,880

Morten G. Weaver........      24,000            1.6         22.625    1/16/06          355,719        901,461
                              12,500(6)         0.8          34.00    4/12/06          267,280        677,341

John M. Todd(7).........      14,000            0.9         22.625    1/16/06          199,202        504,818
                               5,000            0.3          34.00    4/12/06          106,912        270,936

Gregory M. Priest.......       5,000            0.3          34.00    4/12/06          106,912        270,936

William A. Beamish......      20,000            1.3         22.625    1/16/06          284,575        721,168
                               5,000            0.3          34.00    4/12/06          106,912        270,936

--------
(1) Potential realizable value assumes that the share price (based on the fair market value of the ADSs) increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). If the price of the ADSs were to increase at such rates from the price at December 31, 1996, the last trading day of the Last Fiscal Year ($54.25 per ADS) over the next ten years, the resulting ADS price at 5% and 10% appreciation would be approximately $88.37 and $140.71, respectively. The assumed annual rates of appreciation are specified in Commission rules and do not represent the Company's estimate or projection of future share price. The Company does not necessarily agree that this method can properly determine the value of an option.

(2) All options in this table were granted under the Company's 1994 Share Option Plan (the "1994 Plan") or 1990 Share Option Scheme (the "1990 Plan"). The options expire ten years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with the Company. The 1994 Plan and the 1990 Plan are currently administered by the Stock Option Committee of the Board of Directors, which has broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto.

(3) Unless otherwise indicated, options generally vest over four years such that 12/48ths of the equivalent ADSs subject to the option vest one year from the respective date of grant and as to 1/48th each month thereafter.

(4) Options were granted at an exercise price equal to the fair market value of the Company's ADSs, as determined by reference to the closing price of the ADSs as reported on the Nasdaq National Market on the last trading day prior to the date of grant.

(5) The equivalent ADSs subject to this option became fully vested on January 16, 1996.

(6) 5,000 equivalent ADSs subject to this option vested on April 12, 1997 and the balance of the equivalent ADSs vest as to 1/20th each month thereafter.

(7) Mr. Todd resigned his position as an executive officer of the Company effective March 31, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table provides information with respect to option exercises in the Last Fiscal Year by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1996:

                                                    NUMBER OF EQUIVALENT ADSs
                                                     SUBJECT TO UNEXERCISED     VALUE OF UNEXERCISED
                                                           OPTIONS AT          IN-THE-MONEY OPTIONS AT
                           EQUIVALENT                    FISCAL YEAR-END         FISCAL YEAR END(3)
                         ADSS ACQUIRED     VALUE    ------------------------- -------------------------
          NAME           ON EXERCISE(1) REALIZED(2) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------------- ----------- ----------- ------------- ----------- -------------
William G. McCabe.......        --       $     --     849,998          --     $39,401,126   $     --
James J. Buckley........        --             --         --       485,000            --    7,275,000
Morten G. Weaver........     95,414      5,465,569     15,000       61,082        693,750   2,209,553
John M. Todd (4)........     97,000      4,465,950     68,874       43,582      3,547,133   1,741,478
Gregory M. Priest.......     39,430      1,349,501      3,904      121,666        123,680   3,797,876
William A. Beamish......     95,000      5,250,511    138,892       25,000      7,243,291     733,750

--------
(1) Employees of the Company, including the Named Executive Officers, have a choice of acquiring either Ordinary Shares or ADSs representing such Ordinary Shares upon exercise of options.

(2) Market value of underlying shares based on the closing price of the ADSs on the Nasdaq National Market on the date of exercise, minus the exercise price.

(3) Market value of shares underlying in-the-money share options based on the closing price of $54.25 per ADS on the Nasdaq National Market on December 31, 1996 (the last trading day of the Last Fiscal Year), minus the exercise price.

(4) Mr. Todd resigned his position as an executive officer of the Company effective March 31, 1997.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

  On January 2, 1996, the Company entered into an Employment Agreement with Mr. Gregory M. Priest, pursuant to which agreement the Company agreed to employ Mr. Priest as Vice President, Finance and Chief Financial Officer of the Company. It was also agreed that Mr. Priest would be nominated to serve as a director of the Company. Under the terms of the agreement, Mr. Priest receives an annual minimum base salary of $125,000 and a scheduled annual bonus of up to $100,000 based upon the satisfaction of certain performance goals for the Company, which annual bonus shall not be less than $30,000. The agreement does not contain any specified minimum term of employment and both parties have acknowledged that Mr. Priest's employment with the Company is at-will. In the event the Company terminates Mr. Priest for any reason other than Cause (as defined in the agreement) or the Company otherwise breaches any material term of the agreement, the Company agrees to employ Mr. Priest as a consultant or part-time employee until the value of vested options previously granted to Mr. Priest (as represented by the difference between the aggregate fair market value and aggregate exercise price thereof) equals a specified percentage of Mr. Priest's compensation at the time of such termination or breach.

  On July 24, 1996, the Company executed an offer letter with Mr. James J. Buckley pursuant to which Mr. Buckley became the President and Chief Operating Officer of the Company, effective as of September 1, 1996. In accordance with the terms of the offer letter, Mr. Buckley receives an annual base salary of $385,000 and a targeted bonus of approximately $150,000, subject to the achievement of certain performance objectives. In connection with the offer letter, Mr. Buckley received an option to purchase an aggregate of 485,000 equivalent ADSs of the Company at an exercise price equal to the fair market value of the Company's ADSs on such date. The ADSs subject to the option vest over four years, with the initial 25% vesting after one year and remainder on a monthly basis thereafter.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the Last Fiscal Year, the Compensation Committee of the Board of Directors consisted of directors McCabe, Fortune, McDonagh and Grillos, and the Stock Option Committee consisted of directors McDonagh and Grillos. Messrs. McDonagh and Grillos, who have served as members of each of the Compensation Committee and the Stock Option Committee since they were established in February 1995, were not executive officers or employees of the Company during the Last Fiscal Year.

  Mr. McCabe has served on the Compensation Committee since February 1995 and is the Chairman of the Board of the Company. Mr. McCabe also served as the Chief Executive Officer of the Company through December 1996 and President of the Company through September 1996. Mr. Fortune served as the Vice President, Finance and Chief Financial Officer of the Company until November 1995.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ownership of CBT Technology

  Approximately 9% of the CBT (Technology) Limited ("CBT T") outstanding share capital, representing a special non-voting class, is owned by Stargazer Productions ("Stargazer"), an unlimited company which is wholly-owned by officers and key employees of the Company. CBT T has in the past and may in the future declare and pay dividends to Stargazer, and Stargazer may pay dividends to its shareholders out of such amounts. Any such dividends would be treated as compensation expense by the Company and would be included in the Company's operating expenses under U.S. generally accepted accounting principles.

Loan to Mr. Priest

  In February 1996, Mr. Gregory M. Priest, the Company's Vice President, Finance and Chief Financial Officer and a director of the Company, received an interest-free loan from the Company in the amount of $125,000 with principal payable in four annual installments, commencing in February 1997. In February 1997, Mr. Priest repaid to the Company $31,250 of the principal amount due under the loan. As of the date hereof, $93,750 remains outstanding under the loan. The largest aggregate amount outstanding under the loan during the Last Fiscal Year was $125,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers (as defined in the rules under Section 16) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports with the Commission and the NASD regarding ownership of, and transactions in, the Company's securities. Such officers, directors and ten percent holders are also required by the Commission's rules to furnish to the Company copies of all Section 16(a) forms that they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the Company's Last Fiscal Year all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent holders were complied with, except that, after leaving the Company, Mr. Richard P. Ream, a former officer of the Company, filed one Form 4 late with respect to one transaction.

            BOARD COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  Portions of the following report are presented by each of the Company's Compensation Committee (the "Compensation Committee") and Stock Option Committee (the "Stock Option Committee") of the Board of Directors with respect to the compensation of the Company's executive management.

  Actual compensation earned during the Last Fiscal Year for the Named Executive Officers is shown in the Summary Compensation Table contained in this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee reviews and approves the compensation of executives of the Company and makes recommendations to the Board of Directors with respect to standards for setting compensation levels.

  Compensation Philosophy. At the direction of the Board of Directors and pursuant to the charter of the Compensation Committee, the Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company. These programs are administered in a manner that seeks to meet the long-term interests of the Company and its shareholders and are designed to align total compensation for senior management with corporate performance.

  The Compensation Committee believes that the Company's overall financial performance should be an important factor in the total compensation of the Company's executive officers. At the executive officer level, the Compensation Committee has a policy that a significant proportion of total compensation should consist of variable, performance-based components, such as bonuses and share option grants, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and shareholder value.

  The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. The Compensation Committee considers such corporate performance measures as revenues, net income and earnings per share in setting executive compensation levels. The specific factors used, and the weights given to various factors, varies between each executive based on his or her responsibilities. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects and demonstrated leadership ability.

  Base salary for the chief executive officer and other executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance. The Compensation Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

  Chief Executive Officer Compensation. Generally, the criteria used in determining the compensation of the Company's Chief Executive Officer is the same as that which is used for executive management. During the Last Fiscal Year, Mr. McCabe served as the Chief Executive Officer of the Company until December 1996. Mr. McCabe's base salary of $120,000 has not changed from the level established in the fiscal year ended December 31, 1993.

  In September 1996, the Company hired Mr. James J. Buckley to serve as the Company's President and Chief Operating Officer. Mr. Buckley's compensation, including salary, bonus, and an option grant, was determined in accordance with the Company's established policy of providing competitive compensation packages to attract and retain highly motivated and successful executives. Mr. Buckley's salary for 1996 represents the pro rata portion of such compensation based on services he rendered from September 1996 through the end of the Last Fiscal Year. In December 1996, Mr. Buckley became the Chief Executive Officer of the Company. Mr. Buckley's salary of $385,000 did not change upon becoming the Chief Executive Officer of the Company.

  As set forth in the Summary Compensation Table in this Proxy Statement, Mr. McCabe received a bonus with respect to 1996 based on both quantitative factors, including the Company's overall financial performance in 1996, and qualitative factors, including his leadership in managing the Company's expanding operations and role in establishing key development and marketing alliances for the Company. Other qualitative factors included the recruitment and hiring of qualified senior management.

  Mr. Buckley's bonus was determined pursuant to similar factors, but was primarily based on his performance and the Company's financial performance prior to accepting the position as Chief Executive Officer of the Company in December 1996.

  The Compensation Committee also approved the compensation of the Company's other executive officers for 1996, following the principles and procedures outlined in this report.

  Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility, such as the spread on exercise of non-qualified share options, depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m). The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

REPORT OF THE STOCK OPTION COMMITTEE

  The Stock Option Committee oversees provision of long-term incentives for executives and other key employees through share option grants under the Company's 1990 Share Option Scheme (the "1990 Plan"), 1994 Share Option Plan (the "1994 Plan") and 1996 Supplemental Stock Option Plan (the "1996 Plan"). Grants under the 1990 Plan or 1994 Plan are made to executives at the time they join the Company and are made periodically to executive management for individual performance. Grants under the 1996 Plan are made to employees and consultants at the time they join the Company and are made periodically for individual performance. Grants are not made to executive officers or directors under the Company's 1996 Plan. The purpose of share option grants is to provide incentives to perform at a level which will enhance the overall financial performance of the Company's business and maximize long-term shareholder value and to reward prior performance.

  For grants to executives, the Stock Option Committee is responsible for determining, subject to the terms and conditions of the plans, the timing of such grants, the exercise price per share, the vesting provisions and the number of shares subject to each option grant. The Stock Option Committee primarily grants share options to executive officers under the 1994 Plan.

  In 1996, based upon recommendations from executive management, the Stock Option Committee granted share options to executive officers of the Company, including the Chief Executive Officer, under the Company's share option plans. In approving grants under the 1990 Plan, 1994 Plan and 1996 Plan, including grants to non-executive officers of the Company, the Stock Option Committee considers quantitative and qualitative factors.

  In addition to the 1990 Plan, 1994 Plan and 1996 Plan, executives are eligible to participate in the Company's 1995 Employee Share Purchase Plan which permits the purchase of shares at a discount through payroll deductions.

  Share Option Grants to the Chief Executive Officer. Based on the financial performance of the Company in 1995, the Stock Option Committee granted Mr. McCabe an option to purchase a total of 200,000 equivalent ADSs at $22.625 per equivalent ADS under the 1990 Plan. Mr. Buckley did not receive any options in connection with his services as the Company's Chief Executive Officer in 1996.

Respectfully Submitted by:


 The Members of the Compensation Committee      The Members of the Stock Option Committee
 William G. McCabe                              John M. Grillos
 John M. Fortune                                Patrick J. McDonagh
 Patrick J. McDonagh
 John M. Grillos

                               PERFORMANCE GRAPH

  The ADSs are quoted in the Nasdaq National Market. Set forth below is a graph comparing the value of an investment of $100 in cash of (i) the Company's ADSs at the initial public offering price on April 13, 1995 of $8.00 per ADS (as adjusted for the ADS split in May 1996); (ii) the Nasdaq National Market (US); and (iii) the Hambrecht & Quist Technology Index, as if all such investments were made on April 13, 1995 and assuming dividend reinvestment through December 31, 1996.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG CBTSY, H&Q TECHNOLOGY INDEX AND NASDAQ STOCK MARKET-US


                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                              H&Q TECHNOLOGY     NASDAQ STOCK
(Fiscal Year Covered)          CBTSY                 INDEX           MARKET-US
-------------------          ----------         --------------     -----------
-
Measurement Pt-  04/13/95    $100               $100               $100
FYE   12/29/95               $165.63            $130.66            $127.33
FYE   06/30/96               $289.06            $139.38            $144.15
FYE   12/29/96               $339.06            $156.77            $156.62

                                 OTHER MATTERS

  The Report of the Directors and the Consolidated Financial Statements of the Company and Auditors' Report to the Members for the Last Fiscal Year were approved by the Board of Directors of the Company on April 30, 1997. Irish law requires the Company to provide its Members for receipt and consideration such Report of the Directors and the Consolidated Financial Statements of the Company and Auditors' Report to the Members for the Last Fiscal Year at the Annual General Meeting of Shareholders. In this regard, included as part of the proxy materials dispatched to Members is a copy of the Report of the Directors and the Consolidated Financial Statements of the Company and Auditors' Report to the Members for the Last Fiscal Year.

  Representatives of Ernst & Young are expected to be present at the Annual General Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  The Company knows of no other matters to be submitted at the Annual General Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

Dated: May 1, 1997

                        CBT GROUP PUBLIC LIMITED COMPANY
 THIS PROXY FOR THE ANNUAL GENERAL MEETING IS SOLICITED ON BEHALF OF THE BOARD
                                  OF DIRECTORS
  The undersigned Member of CBT Group PLC, a corporation organized under the laws of the Republic of Ireland (the "Company"), hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and Proxy Statement, each dated May 1, 1997, and hereby appoints James J. Buckley, Gregory M. Priest and Jennifer M. Caldwell, and each of them, proxies and attorneys-in-fact, each
with full power of substitution, or                 of               as proxy
and attorney in fact (see Note 2 below), on behalf and in the name of the undersigned, to represent the undersigned at the Company's Annual General Meeting to be held at 11:00 a.m. on Tuesday, June 17, 1997 at the Berkeley Court Hotel, Lansdowne Road, Dublin 4, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof and in their discretion upon such other matters as may properly come before the Annual General Meeting.
NOTES:

1. A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Annual General Meeting.

2. If it is desired to appoint as proxy any person other than those set forth above, please delete the names set forth above and insert the name and address of your own proxy in the space provided. The alteration should be initialled. A proxy need not be a shareholder of the Company.

3. In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.

4. In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

5. To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company's Registrars, AIB Bank, Registrars' & New Issue Department, Bankcentre, P.O. Box 954, Ballsbridge, Dublin 4, Ireland not less than 48 hours before the time appointed for the holding of the Annual General Meeting or adjourned Annual General Meeting.

6. Any alterations made to this proxy form should be initialled.

7. On a poll a person entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY IN THE ENVELOPE
                                   PROVIDED.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL
GENERAL MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION FOR ANY MOTION MADE FOR ADJOURNMENT OF THE ANNUAL GENERAL MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES FOR APPROVAL OF THE PROPOSALS SET FORTH BELOW).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                              FOR     AGAINST     ABSTAIN
ORDINARY BUSINESS                                             ---     -------     -------
1A) Proposal to re-elect William G. McCabe as a director of   [_]       [_]         [_]
    the Company.
1B) Proposal to re-elect John P. Hayes as a director of the   [_]       [_]         [_]
    Company.
2.  Proposal to elect James J. Buckley as a director of the   [_]       [_]         [_]
    Company.
3.  Proposal to authorize the directors of the Company to     [_]       [_]         [_]
    fix the remuneration of the Company's auditors.
SPECIAL BUSINESS
4.  Proposal to authorize and approve an amendment to the     [_]       [_]         [_]
    Company's 1994 Share Option Plan increasing the total
    number of shares reserved for issuance thereunder by
    464,905 Ordinary Shares.

Mark here if you plan to attend the        Mark here, and indicate below,
Annual General Meeting.  [_]               for a change of address.  [_]

Please sign exactly as name appears
below. When shares are held by
joint tenants, both should sign.
When signing as attorney, as
executor, administrator, trustee or
guardian, please give full title as
such. If a corporation, please sign
in full corporate name by President
or other authorized officer. If a
partnership, please sign in
partnership name by authorized
person.


Date:                           , 1997
     ---------------------------

Signature:                                 Signature:
          ----------------------------               ---------------------------

          ----------------------------     -------------------------------------
          (Print Name)                     (Print Name)